UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

Cell Source, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-55413	32-0379665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

57 West 57th Street, Suite 400, New York, New York 10019

(Address of principal executive offices, including Zip Code)

(646) 416-7896

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OF OFFICERS

On April 1, 2021, Cell Source, Inc. (the “Company”) announced that Darlene Soave has been appointed to the Company’s Board of Directors. The press release announcing the appointment of Ms. Soave is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

During the years ended December 31, 2019 and 2020, the Company received an aggregate of $500,000 and $1,500,000, respectively, of advances under a convertible note that was issued to Ms. Soave in October 2019 and subsequently amended and restated. An additional $500,000 was advanced by Ms. Soave in March 2021.The convertible note, as amended, bears interest at 10% per annum and becomes due on October 31, 2021.The Company, at its option may convert the convertible note into shares of Series B Convertible Preferred Stock at any time after the creation and sale of the Series B Preferred Stock and before the maturity date. As of March 31, 2021, $2,500,000 principal amount of the convertible note was outstanding. The Company has issued warrants to purchase 2,000,000 shares of common stock at an exercise price of $.75 per share to Ms. Soave pursuant to the terms of the convertible note.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Registrant’s press release dated April 1, 2021

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2021

Cell Source, Inc.

By:	/s/ Itamar Shimrat
Itamar Shimrat
President and Chief Executive Officer

3